Exhibit 10.5
FIRST AMENDMENT TO INDUSTRIAL SPACE LEASE
     THIS FIRST AMENDMENT TO INDUSTRIAL SPACE LEASE (this “First Amendment”) is dated as of November 30, 2006, by and between 4300 Venture 6729 LLC, a Delaware limited liability company (“Landlord”) and DSW Inc., an Ohio corporation (“Tenant”).
RECITALS:
     A. By that certain Lease Agreement dated as of March 22, 2000 (the “Original Lease”) as amended by that certain Modification Letter dated June 1, 2001 (the “Modification Letter”) (collectively hereinafter referred to as the “Lease”), between 4300 East Fifth Avenue LLC, an Ohio limited liability company (“4300 East Fifth Avenue”) and Shonac Corporation, an Ohio corporation (“Shonac”), 4300 East Fifth Avenue leased to Shonac and Shonac leased from 4300 East Fifth Avenue that certain space consisting of approximately 707,092 square feet of area in Building No. 6 (the “Premises”) of the Columbus International Aircenter, which Premises are commonly known as 4150 East Fifth Avenue, Columbus, Ohio 43219.
     B. Shonac changed its name to DSW Inc., an Ohio corporation.
     C. 4300 East Fifth Avenue assigned all of its rights, title and interest in and to the Lease to 4300 Venture 6729 LLC, a Delaware limited liability company.
     D. Landlord and Tenant desire to extend the term of the Lease and to amend the Lease in certain other particulars, as more specifically set forth herein.
     E. The Lease and this First Amendment are hereinafter collectively referred to as the “Lease”. Unless otherwise provided herein, all capitalized words and terms in this First Amendment shall have the same meanings ascribed to such words and terms as in the Lease.
     NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Term. Pursuant to Section 1.2 of the Original Lease, Tenant hereby elects to exercise the First Option Term of the Lease upon the same terms, covenants and agreement as are set forth in the Lease including, without limitation the Annual Rent set forth in Section 1.5(b)(ii) of the Lease and second paragraph of the Modification Letter, so as to extend its current term until December 31, 2021. In consideration of the foregoing, Landlord grants to Tenant the right to exercise a Fourth Option Term (Lease Years 31-35) upon the same terms, covenants and agreement as are set forth in the Lease, except that the Annual Rent for such Fourth Option Term shall be as follows:
          Annual Rent: $3,181,914.00 Monthly Installments: $265,159.50 ($4.50/s.f.)
     2. Trailer Parking.
     Upon execution of this First Amendment and until such time permanent trailer parking spaces are available to Tenant, Landlord shall cooperate in good faith with Tenant to secure temporary trailer parking spaces for Tenant’s use, which may include other property leased by Landlord or its affiliates. Any and all costs associated with Landlord’s cooperation or Tenant’s use of any such temporary trailer parking spaces shall be at Tenant’s expense.

     Landlord and Tenant agree that Section 21.17 of the Original Lease shall be amended by deleting the second, third and fourth sentences of the second paragraph which relate to Tenant’s right to use the parking lot located across Fifth Avenue.
     3. Parking Renovation and Signage.
     Tenant is constructing extensive improvements to property immediately adjacent to the Premises that is owned by an affiliate of Landlord. As a part of Tenant’s construction, Tenant shall have the right to renovate and improve the portion of the Premises comprising the parking area located to the immediate west of the Premises, subject to Landlord’s reasonable approval of Tenant’s plans and specifications for such work. Tenant’s renovations and improvements may include work to the parking areas, landscaping and the construction and placement of a monument sign. All such improvements shall be at Tenant’s sole cost and expense. Landlord shall reasonably cooperate with Tenant in Tenant’s efforts and in obtaining any approvals or consents desired by Tenant; provided however, all cooperation shall be at Tenant’s cost.
     4. Expansion Area. Landlord and Tenant agree that Section 21.24 of the Original Lease shall be deleted in its entirety.
     5. This First Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this First Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no force or effect, other than the Lease.
     6. Except as specifically set forth in this First Amendment, all provisions of the Lease shall remain in full force and effect and are not modified by this First Amendment, and the parties hereby ratify and confirm each and every provision thereof.
     7. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(Signatures on following page)

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